BlackRock Funds II: BlackRock Low Duration Bond Portfolio

File No. 811-22061

Item No. 77M (Mergers) -- Attachment

During the fiscal annual period ended September 30, 2011, BlackRock Low Duration Bond Portfolio (the "Low Duration Bond Portfolio"), a series of BlackRock Funds II (the "Registrant"), File No. 811-22061, acquired substantially all of the assets and certain stated liabilities of the BlackRock Short-Term Bond Fund (the "Short-Term Bond Fund"), a series of the BlackRock Short-Term Bond Series, Inc., File No. 811-10053 (the "Reorganization").

The Board of Trustees of the Registrant unanimously approved the Reorganization. As provided in the Agreement and Plan of Reorganization ("Reorganization Agreement"), the Short-Term Bond Fund transferred all of its assets to the Low Duration Bond Portfolio in exchange for the assumption by the Low Duration Bond Portfolio of certain stated liabilities of the Short-Term Bond Fund and shares of the Low Duration Bond Portfolio, the shares of which were distributed by the Short-Term Bond Fund to the holders of its shares.

On April 1, 2011, in connection with the Reorganization, the Registrant filed a Registration Statement on Form N-14 (File No. 333-173243) (the "N-14 Registration Statement"). The N-14 Registration Statement contained the Combined Prospectus/Proxy Statement informing the shareholders of the Short-Term Bond Fund of the Reorganization. A filing on Form 497 relating to the N-14 Registration Statement was filed on May 17, 2011.
The N-14 Registration Statement as filed was declared effective by the Commission on May 1, 2011. Shareholders of the Short-Term Bond Fund approved the Reorganization at a Special Meeting of Shareholders on July 7, 2011.

On July 18, 2011 (the "Reorganization Date"), pursuant to the Reorganization Agreement, the Short-Term Bond Fund transferred assets valued at $422,722,017 to the Low Duration Bond Portfolio and holders of the Short-Term Bond Fund's Institutional Shares, Investor A Shares, Investor B Shares, Investor C Shares, Investor C1 Shares and Class R Shares received in exchange 14,616,155 Institutional Shares, 12,200,077 Investor A Shares, 1,686,983 Investor B3 Shares, 10,015,482 Investor C, 4,408,484 Investor C3 Shares and 618,684 Class R Shares, respectively, of the Low Duration Bond Portfolio. Such shares were then distributed to the shareholders of Short-Term Bond Fund on that date.


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